THIRD AMENDMENT TO
                         MANAGEMENT AND TRANSFER AGENT AGREEMENT


     This Third Amendment to Management and Transfer Agent Agreement is made as of December 18, 1996 between PC&J Service Corp.(formerly PDC&J Service Corp.) and PC&J Performance Fund (formerly PDC&J Performance
     Fund).



                                       WITNESSETH:



          WHEREAS, the parties set forth above entered into a Management and Transfer Agent Agreement dated December 22, 1983 (the "Management Agreement"); and



          WHEREAS, PDC&J Service Corp. has changed its name to PC&J Service Corp.; and


     WHEREAS, PDC&J Performance Fund has changed its name to PC&J
     Performance Fund; and



          WHEREAS, the parties desire to amend the Management Agreement in certain respects.



          NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained herein, the parties do hereby agree as follows:



          1.   Section 4 of the Agreement is hereby amended to read as follows:

               "For all of the services to be rendered and payments made as provided in this Agreement, the Fund will pay you as of the last day of each month a fee, accrued daily, equal to the annual rate of .50% of the daily net asset value of the Fund."



          2. In all other respects, the Management Agreement is ratified and affirmed as originally written.



          IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the day and year first above written.



     ATTEST:                                 PC&J PERFORMANCE FUND

      /s/                        By: /s/
     ---------------------------    -------------------------------
     James M. Johnson, Secretary    Leslie O. Parker III, President



                                        ACCEPTANCE
                                   --------------------

          The foregoing Amendment is hereby accepted.

     ATTEST:                                 PC&J SERVICE CORP.

      /s/                        By:  /s/
     ---------------------------    -------------------------------
     James M. Johnson, Secretary    Leslie O. Parker III, President